UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2013

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-16159	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Cope)

Registrant’s telephone number, including area code

(386) 462-6800

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 12, 2013, AxoGen Corporation, a wholly owned subsidiary of AxoGen, Inc. (“AxoGen” or the “Company”), entered into the Third Amendment to Lease with SNH Medical Office Properties Trust (“SNH”). SNH was the landlord of AxoGen’s corporate headquarters leased facility in Alachua, Florida and AxoGen and SNH agreed to the amendment by which AxoGen relocated and expanded its corporate headquarters to a new space owned by SNH within the same office park. The lease amendment provides for 11,761 square feet of office space until October 31, 2018, renewable thereafter by agreement of the parties, subject to AxoGen’s right to earlier termination after three years from the effective date of the lease. AxoGen’s annual cost of such property for the first three years is approximately $200,000 per year, for year 4 is approximately $206,000 and for year 5 approximately $212,000.

In addition, on October 25, 2013, AxoGen entered into a Commercial Lease with Ja-Cole. Under the terms of the Commercial Lease AxoGen leased 5,400 square feet of warehouse/office space in Burleson, Texas until November 30, 2016, renewable thereafter by agreement of the parties, at an annual cost of $43,200 per year. The Burleson facility will house raw material storage, a function that is currently provided by a third party vendor, and product distribution, allowing AxoGen to fulfill same day orders for both coasts of the United States.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On January 2, 2014, the Board of Directors (the “Board”) of the Company approved, with modification, December 18, 2013 recommendations of the Company’s Compensation Committee regarding certain Company compensation matters as follows:

1.	Karen Zaderej, CEO and Gregory Freitag, CFO and General Counsel, were each awarded a 2013 merit bonus stock grant equal to 6,250 shares of Company Common Stock valued at $4.81 per share, which was the last reported sale price of the Company’s common stock on the NASDAQ Capital Market on January 2, 2014.

2.	2014 Bonus Award Plan was established for executive officers and certain other officers and managers (collectively the “Participants”) based upon meeting certain established corporate key objectives (the “Key Objectives”) and a final determination by the Board, in its sole discretion, that any such bonus, and the final amount, is appropriate based upon 2014 performance. The Key Objectives relate to revenue, gross profit margin, cash management and certain operational goals. The amount of any such bonus for a particular eligible Participant is based upon an assigned percentage of such Participant’s 2014 base salary. In the event all Key Objectives were met and the Board determined to provide bonuses to the maximum amount, the aggregate obligations would be approximately $510,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

By:	/s/ Gregory G. Freitag
Gregory G. Freitag
Chief Financial Officer

Date: 1/8/2014